Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "HILLSTREAM BIOPHARMA HOLDINGS, INC.", CHANGING ITS NAME FROM "HILLSTREAM BIOPHARMA HOLDINGS, INC." TO "HILLSTREAM BIOPHARMA, INC.", FILED IN THIS OFFICE ON THE SEVENTH DAY OF AUGUST, A.D. 2019, AT 1:51 O`CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE NINTH DAY OF AUGUST, A.D. 2019.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

7517525 8100
SR# 20196390529

Authentication: 203367567
Date: 08-07-19

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:51 PM 08/07/2019
FILED 01:51 PM 08/07/2019
SR 20196390529 - File Number 7517525

CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF HILLSTREAM BIOPHARMA HOLDINGS, INC.

(Pursuant to Section 242 of the General Corporation Law of the State of Delaware)

Hillstream BioPharma Holdings, Inc. (the "Corporation"), a corporation duly organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that:

1. The Certificate of Incorporation of the Corporation, as amended, is hereby amended solely to reflect a change in the name of the Corporation by replacing Article I thereof with the following:

"The name of this Corporation is Hillstream BioPharma, Inc."

2. The Board of Directors of the Corporation has adopted a resolution approving and declaring advisable the amendment described herein in accordance with the provisions of Section 242(b)(1) of the General Corporation Law of the State of Delaware.

3. The amendment described herein has been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

4. This Certificate of Amendment shall become effective on August 9, 2019.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by its duly authorized officer on this 7th day of August, 2019.

Randy Milby

Randy Milby, CEO